Exhibit 13
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OBSERVACIONES A LAS OFERTAS.

A fin de cumplir con el articulo 12 de las Normas sobre Ofertas Publicas de Adquisicion, de Intercambio y Toma de Control de Sociedades que hacen Oferta Publica de Acciones y otros derechos sobre las mismas, publicadas el 19 de septiembre de 2000, en la Gaceta Oficial de la Republica Bolivariana de Venezuela N(degree) 37.039, Mavesa, S.A. hace del conocimiento publico sus observaciones a la Oferta Publica de Toma de Control iniciada por Primor Inversiones C.A. (la Oferta) el 21 de febrero de 2001, las cuales son del tenor siguiente:

1. La estructura del capital social de acuerdo al Libro de Accionistas a la fecha de la divulgacion del Informe es de 3.690.000.000 acciones comunes nominativas totalmente suscritas y pagadas, con un valor nominal de Bs. 10,00 cada una. Las acciones en circulacion a la fecha de la divulgacion del Informe son 3.597.099.839 acciones, por lo que el porcentaje de acciones en tesoreria es de 2,5176%.

     La estructura del capital social para el 21 de febrero de 2000 era de
     3.690.000.000 acciones comunes nominativas totalmente suscritas y pagadas, con un valor nominal de Bs. 10,00 cada una y no existian acciones en tesoreria.

2. Los negocios juridicos relacionados, directa o indirectamente, con la Oferta de los cuales tiene conocimiento Mavesa, S.A., que pueden incidir sobre la apreciacion del publico sobre su conveniencia, son los siguientes:

a) El contrato entre Mavesa, S.A. y Primor Inversiones, C.A y Primor Alimentos, C.A. del 21 de enero de 2001.

b) El contrato entre Primor Inversiones, C.A. y Primor Alimentos, C.A. y un grupo de accionistas y tenedores

c) La certificacion emitida por Primor Inversiones, C.A., Primor Alimentos, C.A., Cerveceria Polar, C.A. y otras empresas del conglomerado industrial Empresas Polar, a traves del Director de Finanzas de Empresas Polar, que cuentan con recursos propios disponibles en cuentas bancarias y en depositos financieros de corto plazo, en instituciones financieras nacionales y extranjeras de reconocida solvencia, para el pago del 60% del precio de compra de todas las acciones y American Depositary Shares.

d) Las cartas compromiso suscritas Salomon Smith Barney, Citibank N.A. y la Corporacion Andina de Fomento ( CAF) relativas a un financiamiento hasta un 40% del precio de compra de todas las acciones y American Depositary Shares mediante creditos sindicados.

e) Las fianzas solidarias otorgadas por Primor Alimentos, C.A. y Cerveceria Polar, C.A. segun documentos autenticados por ante la Notaria Publica Novena del Municipio Libertador del Distrito Capital el 20 de febrero de 2001, bajo el N(degree) 83, Tomo 39 y bajo N(degree) 82, Tomo 39, respectivamente, de los Libros de Autenticaciones llevados por esa Notaria.


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3.   El Informe motivado de la Junta Administradora, corre en el Acta
     N(degree)668 de la Sesion del 21 de febrero de 2001, tomo en consideracion los siguientes factores para tomar su decision: a) los terminos financieros que incluyen el precio y forma de pago, b) la documentacion de asesores financieros y legales, c) la situacion economica y financiera de Mavesa, S.A. y su entorno, d) las relaciones entre el precio de compra por accion y por Ads propuesto en las Ofertas y el precio de mercado en el pasado, e) la documentacion de los literales c, d y e del numeral anterior, f) la reputacion del grupo empresarial del Iniciador y fiadoras, g) los planes sobre el negocio de Mavesa, contenidos en las Ofertas, h) el posicionamiento de Mavesa, S.A. en el entorno competitivo, i) los planes del Iniciador respecto de Mavesa, S.A. en el mercado de capitales, j) la porcion accionaria comprometida en el contrato indicado en el literal b) del numeral 2 arriba escrito, k) el compromiso del Iniciador de adquirir la totalidad de las acciones, siendo la condicion minima de 65% y como consecuencia de ello no habra prorrateo, l) el contrato referido en el literal a) del numeral 2 de este Informe y m) el derecho de preferencia de los accionistas y tenedores.

Efectuado el analisis la Junta Administradora, por mayoria, con la abstencion de los senores Jonathan Coles y Alberto Tovar, y el voto salvado del Dr. Marcel Granier, que mas adelante se motivan, decidio recomendar la aceptacion de la Oferta de acciones, haciendo, sin embargo las siguientes consideraciones para esos fines:"

     a) La presente decision concuerda con la tomada en la Junta del 19 de enero de 2001, en vista de que los supuestos que fundamentaron esa resolucion se mantienen intactos y, por otra parte, las Ofertas no han sido objetadas por la Comision Nacional de Valores y la United States Securities and Exchange Commission lo cual hace presumir su legalidad.

     b) La Junta hace constar que, por razones de orden practico y de criterio, al tomar la decision no ha asignado valores especificos a los distintos factores analizados y resalta ademas el hecho de que cada uno de sus integrantes expreso diversas razones en relacion con la importancia de los elementos materia de analisis. A todo evento, en vista de que no existen avaluos disponibles para los accionistas o tenedores de ADS, la Junta hace constar que los accionistas y tenedores quedan en libertad de criterio y deben realizar su propio analisis conforme a la informacion divulgada y la asistencia de los asesores que estimen pertinentes.

     c) La Junta ratifica que la decision de recomendar las ofertas esta sujeta a que se continuen preservando los principios de proteccion de todos los accionistas y tenedores y se reserva el derecho a retirar la recomendacion hecha y a apoyar otra eventual oferta, siempre que esa, de acuerdo con las reglas de evaluacion del Reglamento de Opas, aprobado por la Junta, se evalue como mas favorable para los accionistas y tenedores.

     d) La recomendacion hecha no prejuzga sobre aspectos relativos a la capacidad de Primor y sus fiadores para obtener el financiamiento necesario a fin de pagar el precio de las acciones y de los Ads y se basa por tanto, en el hecho de que la misma no ha sido objetada por los entes reguladores.

     e) Finalmente, la Junta Administradora manifiesta que se preservara la potestad de los accionistas y tenedores de ejercer el Derecho de Preferencia, tal y como la Junta lo ha reglamentado y consignado ante la Comision Nacional de Valores, para adquirir acciones y Ads en este proceso. El Reglamento sera publicado para dentro de los cinco(5) dias habiles siguientes al inicio de la Oferta.

Los senores Jonathan Coles, Presidente de la Junta Administradora y Alberto Tovar P., Vicepresidente de la misma, hicieron constar que se abstuvieron de participar en la deliberacion y votacion en este punto de




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Agenda, por haber representado al grupo de accionistas y tenedores que han negociado con "Primor". En efecto, como las negociaciones mantenidas han venido creando un interes particular de dichos Directores que podrian no coincidir en ciertos aspectos con los intereses generales de la Compania, estos han preferido abstenerse de participar en la toma de dichas decisiones, para que su interes particular no influyese en forma alguna en el criterio de los restantes Directores.

El voto salvado de Dr. Marcel Granier es del tenor siguiente: "A lo largo de su vida Mavesa ha superado con exito toda clase de retos y obstaculos. Ha elaborado planes de negocio, ha conformado un equipo gerencial capaz y comprometido con los objetivos de la empresa, posee marcas y negocios con mucho potencial, ha desarrollado recursos humanos de optima calidad y posee recursos financieros adecuados. Todo lo cual me hace pensar que no es el mejor momento para vender. Sin embargo, esta es una decision de la exclusiva competencia de cada accionista. Sobre todo si tomamos en cuenta que en las actuales circunstancias la oferta presentada luce atractiva, desde el punto de vista economico. Sin embargo, la aceptacion de esta oferta abre las puertas para que vengan otras que no garantizan la continuidad de la idea que agrupo y entusiasmo a los fundadores de la empresa, que no respeten la continuidad de sus politicas de recursos humanos y su filosofia gerencial y empresarial, que no protejan la calidad y el equilibrio que han caracterizado las relaciones entre sus accionistas o que no mantengan el compromiso de Mavesa con la sociedad venezolana".

LA COMISION NACIONAL DE VALORES CERTIFICA QUE SE HAN CUMPLIDO LAS DISPOSICIONES DE LA LEY DE MERCADO DE CAPITALES Y DE LAS NORMAS SOBRE OFERTAS PUBLICAS DE ADQUISICION, DE INTERCAMBIO Y TOMA DE CONTROL DE SOCIEDADES QUE HACEN OFERTA PUBLICA DE ACCIONES Y OTROS DERECHOS SOBRE LAS MISMAS. PUBLICIDAD AUTORIZADA POR LA COMISION NACIONAL DE VALORES.

Caracas, 21 de febrero de 2001





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                                                                      Exhibit 13
                                                                      ----------
                                                             English translation


[LOGO]

COMMENTS TO THE OFFERS.

For the purpose of complying with article 12 of the Regulations regarding Public Tender Offers, Exchange Offers and Take-over Bids by Companies that make Public Tender Offers for Shares and other Rights thereto, published on September 19, 2000 in the Official Gazette of the Bolivarian Republic of Venezuela, N(0) 37,039, Mavesa, S.A. gives public notice of its comments to the Public Take-over Bid initiated by Primor Inversiones C.A. (the Offer) on February 21, 2001, which are as follows:

1. The share capital structure in accordance with the Share Register on the date of publication of the Memorandum is 3,690,000,000 fully subscribed and paid-up registered common shares, with a par value of Bs. 10.00 each. There are 3,597,099,839 shares outstanding on the date of publication of the Memorandum, by reason of which the percentage of treasury shares is 2.5176%.

     The share capital structure on February 21, 2000 was 3,690,000,000 fully subscribed and paid-up registered common shares, with a par value of Bs.
     10.00 each, and there were no treasury shares.

2. The legal transactions directly or indirectly related to the Offer of which Mavesa is aware which could have an affect on the public's assessment of the advisability thereof, are the following:

a) The February 21, 2001 agreement among Mavesa, S.A. and Primor Inversiones, C.A. and Primor Alimentos, C.A.

b) The agreement among Primor Inversiones, C.A. and Primor Alimentos, C.A. and a group of shareholders and ADS holders. c) The certification issued by Primor Inversiones, C.A., Primor Alimentos, C.A., Cerveceria Polar, C.A. and other companies of the Empresas Polar industrial conglomerate, through the Director of Finance of Empresas Polar, which have their own available resources in bank accounts and short-term financial deposits at domestic and foreign financial institutions with known solvency for the payment of 60% of the purchase price of all of the shares and American Depositary Shares.

d)   The letters of  undertaking  signed by Salomon Smith Barney,  Citibank N.A.
     and the Andean  Development  Corporation  [Corporacion  Andina de  Fomento]
     (CAF) relating to a financing of up to 40% of the purchase price of all of the shares and American Depositary Shares through syndicated loans.

e) The joint and several guarantees issued by Primor Alimentos, C.A. and Cerveceria Polar, C.A. pursuant to documents authenticated before the Ninth Notary Public of the Libertador Municipality of the Capital District on February 20, 2001 under N(0) 83, Volume 39 and under N(0) 82, Volume 39, respectively, of the Authentications Register maintained by such Notary

3. The Report issued by the Board of Directors, which appears in Minutes N(0)668 of the February 21, 2001 session, indicates that the Board of Directors took into consideration the following factors in order to make its decision: a) the financial terms, which include the price and form of payment, b) the


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     documentation  of  financial  and  legal  advisors,  c)  the  economic  and
     financial   situation  of  Mavesa,   S.A.  and  its  environment,   d)  the
     relationships between the purchase price per share and per ADS proposed in the Offers and the market price in the past, e) the documentation from paragraphs c, d and e of the previous numeral, f) the reputation of the Initiator's business group and of guarantors, g) the plans regarding the business of Mavesa contained in the Offers, h) the positioning of Mavesa, S.A. in the competitive environment, i) the Initiator's plans with respect to Mavesa, S.A. in the capital markets, j) the percentage shareholding undertaken in the agreement mentioned in paragraph b) of numeral 2 above,
     k) the Initiator's undertaking to acquire all of the shares, the minimum condition being 65%, and therefore there would be no pro-rating, l) the agreement referred to in paragraph a) of numeral 2 of this Memorandum and
     m) the shareholders' and holders' right of first refusal.

The analysis being made, a majority of the Board of Directors, with the abstentions of Messrs. Jonathan Coles and Alberto Tovar and the dissenting vote of Dr. Marcel Granier, the reasons for which are set forth below, decided to recommend the acceptance of the Offer for shares; however, advisement is made of the following considerations for such purposes: "

     a) This decision coincides with the decision made by the Board of Directors on January 19, 2001, as the events upon which such decision was based are still in place, and, on the other hand, the Offers have not been challenged by the National Securities Commission and the United States Securities and Exchange Commission, which gives a presumption of its legality.

     b) The Board declares for the record that, for reasons of a practical and decisional nature, it has not assigned specific values to the different analyzed factors and also emphasizes the fact that each one of its members gave different reasons with respect to the importance of the items being analyzed. In any event, as there are no valuations available for the shareholders or the ADS holders, the Board declares for the record that the shareholders and ADS holders may freely decide and should make their own analysis in accordance with the information disclosed and the assistance of the advisors they deem to be appropriate.

     c) The Board confirms that the decision to recommend the offers is subject to the continued maintenance of the principles of protection for all shareholders and ADS holders and reserves the right to withdraw the recommendation made and to support another possible offer, provided that, in accordance with rules of evaluation of the Opas [Public Tender Offer] Regulation approved by the Board, it is assessed as more favorable for the shareholders and ADS holders.

     d) The recommendation made does not make prior determinations regarding aspects relating to the capacity of Primor and its guarantors to obtain the financing necessary to pay the purchase price of the shares and the ADSs, and is therefore based upon the fact that it has not been challenged by the regulatory entities.

     e) Finally, the Board of Directors declares that the discretionary power of the shareholders and ADS holders to exercise the Right of First Refusal to acquire shares and ADSs exactly as the Board has established and recorded with the National Securities Commission shall be maintained. The Regulation shall be published within five (5) business days following commencement of the Offer.

Messrs. Jonathan Coles, Chairman of the Board of Directors, and Alberto Tovar P., Vice-Chairman thereof, declared that they refrained from participating in the deliberation and voting on this item of the Agenda, as they had represented the group of shareholders and ADS holders that have negotiated with "Primor". In




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effect, as the negotiations  maintained have been creating a particular interest of such Directors that might not coincide in certain aspects with the general interests of the Company, they have preferred to refrain from participating in the making of such decisions, so that their particular interest does not in any influence the judgment of the remaining Directors.

The dissenting vote of Dr. Marcel Granier is the following: "During its entire life, Mavesa has successfully overcome all types of challenges and obstacles. It has prepared business plans, has formed a capable management team which is committed to the objectives of the company, it holds trademarks and business with significant potential, it has developed human resources of optimal quality and it possesses adequate financial resources. All of which makes me think that it is not the best time to sell. However, this is a decision within the exclusive competence of each shareholder. Above all, we take into account that under the current circumstances the offer presented looks attractive from the economic point of view. However, the acceptance of this offer opens the door to others that do not guarantee the continuity of the idea that brought together and motivated the founders of the company, that do not respect the continuity of their human resources policies and their management and business philosophy, that do not protect the quality and the equilibrium that have characterized the relations among its shareholders or that do not maintain Mavesa's commitment to Venezuelan society".

THE NATIONAL SECURITIES COMMISSION CERTIFIES THAT THERE HAS BEEN COMPLIANCE WITH THE PROVISIONS OF THE CAPITAL MARKETS LAW AND THE REGULATIONS REGARDING Public Tender Offers, Exchange Offers and Take-over Bids by Companies that make Public Tender Offers for Shares and other Rights thereto. PUBLICATION AUTHORIZED BY THE NATIONAL SECURITIES COMMISSION.

Caracas, February 21, 2001




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